                                                                    EXHIBIT 99.1



                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of September 1, 1999 among Overseas Toys, L.P., a Delaware limited partnership ("BUYER"), and each other person set forth on the signature page hereof (the "STOCKHOLDERS").

         WHEREAS, in order to induce Buyer to enter into the Securities Purchase Agreement, dated as of the date hereof (the "SECURITIES PURCHASE AGREEMENT"), with C, Inc., a Delaware corporation (the "COMPANY"), Buyer has requested the Stockholders, and each Stockholder has agreed, to enter into this Agreement with respect to shares of common stock ("COMMON STOCK") of the Company that each Stockholder beneficially owns, whether now or hereafter acquired (the "SHARES").

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                   GRANT OF PROXY; VOTING AGREEMENT; TRANSFER

         SECTION 1.1. Agreement to Vote for Securities Purchase Agreement. Each Stockholder hereby irrevocably and unconditionally agrees to vote all Shares that such Stockholder is entitled to vote, at the time of any vote to approve the Securities Purchase Agreement and the transactions contemplated thereby at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Securities Purchase Agreement (or any amended version thereof to which the Stockholder consents) is submitted for the consideration and vote of the stockholders of the Company (or in connection with any consent solicitation conducted for such purpose), in favor of the approval of the Securities Purchase Agreement and the transactions contemplated by the Securities Purchase Agreement and against any action which would reasonably be expected to result in a failure of the conditions described in Article 6 of the Securities Purchase Agreement to be satisfied.

         SECTION 1.2. Agreement to Vote for Nominees. Each Stockholder hereby irrevocably and unconditionally agrees to vote all Shares that such Stockholder is entitled to vote and/or to cause such Shares to be voted in favor of the designees of the Buyer nominated by the Company (or, if the Company fails to nominate such designees, which the Buyer is entitled to have nominated by the Company pursuant to the Securities Purchase Agreement) for election as directors at any meeting of the Company's stockholders called, or any consent solicitation conducted, for such purpose.

         SECTION 1.3. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares that are inconsistent with the voting agreements set forth in Sections 1.1 and 1.2. By entering into this Agreement, each Stockholder hereby grants a proxy, effective upon the Closing under the Securities Purchase Agreement, appointing Buyer as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize

                                                                    Exhibit 99.1



such voting power solely in the manner contemplated by Section 1.2 above. The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is coupled with an interest and is granted in consideration of Buyer entering into this Agreement and the Securities Purchase Agreement and as security for the obligations of such Stockholder under Section 1.2. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms or, with respect to particular Shares, the sale of such Shares in accordance with the terms hereof. Without limiting the foregoing, each Stockholder will, upon the Buyer's request, take all action as shall be reasonably required from time to time in order to appoint the Buyer as its duly authorized proxy holder for the Shares solely for the purpose set forth in
Section 1.2. Such appointment shall be renewed upon the Buyer's request as appropriate by the Stockholder during the term of this Agreement in order to ensure that the Buyer remains the duly authorized proxy holder of the Stockholder at all times during such term solely for the purposeta set forth in
Section 1.2.

         SECTION 1.4 No Proxies for or Dispositions of Shares. Except pursuant to the terms of this Agreement, a Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares that are inconsistent with the voting agreements set forth in Sections 1.1 and 1.2, (ii) prior to the vote contemplated by Section 1.1 hereof (provided that such vote occurs on or prior to the termination of the Securities Purchase Agreement in accordance with its terms; it being agreed that if such vote has not occurred on or prior to such termination, this clause (ii) shall no longer be effective), sell, assign, transfer, encumber or otherwise dispose of (collectively "SELL," correlative terms to have correlative meanings), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale of any Shares, or
(iii) prior to the vote to elect directors of the Company at the Company's 2001 Annual Meeting of Stockholders (but in no event later than December 31, 2001), sell, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale of, any of the Shares held by such Stockholder on the date hereof. Notwithstanding anything in Sections 1.4(ii) or
(iii) to the contrary, (x) a Stockholder may sell Shares so long as the recipient agrees to be bound by the terms of this Agreement and executes a counterpart to such effect, (y) Gregory P. Shlopak may sell up to thirty percent (30%) of his Shares between the date hereof and the date of the vote contemplated by Section 1.1 (provided that such vote occurs on or prior to the termination of the Securities Purchase Agreement in accordance with its terms; it being agreed that if such vote has not occurred prior to such termination, Mr. Shlopak shall thereafter be able to sell without limitation his Shares), and
(z) the restriction set forth in Section 1.4(iii) shall not apply to Mr. Shlopak. Any of Messrs. Brady and Brown and the Eric Stanton Self-Declaration of Revocable Trust dated May 11, 1990 (the "TRUST") may transfer any right to sell any Shares pursuant to this Agreement amongst themselves.

         SECTION 1.5 Options. The Buyer acknowledges that Mr. Brown and the Trust have granted options (the "OPTIONS") to purchase an aggregate of 40,818

                                                                    Exhibit 99.1



Shares and 81,637 Shares, respectively, and have agreed to sell an additional 25,000 Shares each, to certain individuals. Any sales of Shares pursuant to exercise of the Options or such agreements to sell are expressly permitted under this Agreement and shall be disregarded in determining the number of Shares that Mr. Brown and the Trust may sell pursuant to Section 1.4.

         SECTION 1.6 Record Owner. If a Stockholder is not the record owner of any Shares as to which such Stockholder is the beneficial owner, such Stockholder agrees to cause or direct the record holder to vote such Shares in accordance with the terms of this Agreement or, to the extent permitted by law, to provide a proxy to the Buyer with respect thereto.

         SECTION 1.7 Opinions.. Each of Mr. Brady, the Cyrk International Foundation and the Trust shall either (i) provide to the Buyer no later than the closing of the transactions contemplated by the Securities Purchase Agreement an opinion of counsel, which opinion and counsel are reasonably satisfactory to Buyer (and which opinion shall be deemed to be satisfactory to Buyer if it is substantially in the form the Buyer has accepted from counsel to any other Stockholder hereunder), or (ii) reimburse the Buyer up to $25,000 for the reasonable fees and out-of-pocket costs of special counsel engaged by the Buyer for the purposes of providing such an opinion of counsel with respect to such Stockholder.


                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each Stockholder represents and warrants to Buyer that:

         SECTION 2.1. Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers of Stockholder and, if Stockholder is an entity, such execution, delivery and performance have been duly authorized by all necessary action of such entity and the individual signing this Agreement on behalf of such Stockholder represents that he is authorized to bind the entity thereby. This Agreement constitutes a valid and binding Agreement of Stockholder, enforceable in accordance with its terms.

         SECTION 2.2. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not, (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) require any consent or other action by any person or private or governmental entity under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or
(iii) result in the imposition of any lien or encumbrance on any asset of Stockholder, other than, in respect of each of clauses (i), (ii) and (iii), any such items as would

                                                                    Exhibit 99.1



not, individually or in the aggregate, prevent or materially impair the ability of Stockholder to consummate the transactions contemplated by this Agreement.

         SECTION 2.3. Ownership of Shares. Stockholder is the sole beneficial owner of the Shares set forth opposite such Stockholder's name on the signature page hereto, free and clear of any lien or encumbrance (including any restriction on the right to vote or otherwise dispose of the Shares), other than
(i) the Options and agreements to sell referenced in Section 1.5, (ii) the pledge of 52,904 Shares to the Company by Mr. Brown pursuant to a Promissory Note and Stock Pledge Agreement, and (iii) in the case of the Trust, any beneficial interest a beneficiary of the Trust may have. None of such Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

         SECTION 2.4. Total Shares. Except for the Shares set forth opposite such Stockholder's name on the signature page hereto, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, other than options granted under the Company's stock option plans.

         SECTION 2.5. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.


                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to each Stockholder:

         SECTION 3.1. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the limited partnership powers of Buyer and have been duly authorized by all necessary limited partnership action. This Agreement constitutes a valid and binding Agreement of Buyer, enforceable in accordance with its terms.

         SECTION 3.2. Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not, (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) require any consent or other action by any person or private or governmental entity under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Buyer is entitled under any provision of any agreement or other instrument binding on the Buyer or (iii) result in the imposition of any lien or encumbrance on any asset of Buyer, other than, in

                                                                    Exhibit 99.1



respect of each of clauses (i), (ii) and (iii), any such items as would not, individually or in the aggregate, prevent or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.3. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from a Stockholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Buyer.

                                                                    Exhibit 99.1


                                    ARTICLE 4

                                  MISCELLANEOUS

         SECTION 4.1. Further Assurances. Buyer and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to vote their Shares to approve the Securities Purchase Agreement and the transactions contemplated thereby, and to take all other acts required to be taken by Buyer or such Stockholder pursuant to this Agreement.

         SECTION 4.2. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Securities Purchase Agreement in accordance with its terms,
(ii) the Buyer ceasing to have the right under Section 4.5(e)(A) of the Securities Purchase Agreement to designate three nominees to the Board of Directors of the Company, or (iii) September 1, 2019. In addition, this Agreement will terminate (x) as to Mr. Brown and the Trust if Mr. Brown's employment with the Company is terminated by the Company without cause (as such term is defined in the employment agreement between the Company and Mr. Brown) and (y) as to any Stockholder at such time as such Stockholder ceases to beneficially own any Shares (other than as a result of a disposition of such Shares in violation of this Agreement).

         SECTION 4.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Buyer, to:

                            The Yucaipa Companies
                            10000 Santa Monica Blvd., 5th Floor
                            Los Angeles, California 90067
                            Attn: Robert Bermingham
                            Facsimile: 310-789-7201

                                                                    Exhibit 99.1


                with a copy to:

                            Munger, Tolles & Olson LLP
                            355 South Grand Avenue, 35th Floor
                            Los Angeles, California  90071-1560
                            Attn: Judith Kitano
                            Facsimile: 213-687-3702

            (b) if to a Stockholder, to the address set forth under such Stockholder's name on Exhibit A hereto, with a copy to the person indicated on Exhibit A hereto.

         SECTION 4.4. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 4.5. Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that that the covenants made by the Stockholders in
Article 1 hereof and Section 4.10 shall inure to the benefit of and be enforceable by the Company (it being expressly understood, however, that such Article may be amended by the parties, and compliance with any of the provisions of that Article may be waived, in each case without the consent of or notice to the Company).

         SECTION 4.6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard for the conflicts of law principles thereof.

         SECTION 4.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 4.8. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such invalid, void or

                                                                    Exhibit 99.1


unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the invalid, void or unenforceable provision or by its severance herefrom and (iv) in lieu of such invalid, void or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid, void or unenforceable provision as may be possible so as to carry out the intent of the parties hereto to the maximum extent permitted by law.

         SECTION 4.9. Notice of Sales. Until September 1, 2004, each Stockholder agrees to provide written notice to the Buyer of any sale of Shares by such Stockholder within thirty days following such sale (or within five business days following such sale if, to such Stockholder's knowledge, such sale occurs thirty or fewer days prior to the record date for any meeting of the stockholders of the Company); provided, however, that any failure to provide such notice shall not be deemed to be a breach of this Agreement. Any public filing that a Stockholder makes with respect to a sale of Shares shall be deemed to be notice to the Buyer.

         SECTION 4.10. Legend. Each Stockholder agrees that the certificates representing any of such Stockholder's Shares the sale of which is prohibited by
Section 1.4 may contain a legend to the effect that such Shares are subject to the terms of this Agreement, which limits the ability of the Stockholder to sell such Shares. Each Stockholder shall promptly, and in any event within thirty
(30) days, deliver such Stockholder's certificates to the Company for legending in accordance with this section. The parties agree to cooperate in removing the legend from any certificate that represents Shares that are no longer subject to any sale restrictions.

         SECTION 4.11. Entire Agreement. This Agreement, its exhibits and the documents executed in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         SECTION 4.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

                                                                    Exhibit 99.1



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    OVERSEAS TOYS, L.P.

                                    By:OA3, L.L.C., its General Partner

                                    By: /s/ Robert Bermingham
                                        ---------------------------------------
                                        Name: Robert Bermingham
                                        Title: Secretary



                                                                       No. of Shares beneficially owned
 /s/ Patrick Brady
----------------------------------------------
Name: Patrick Brady                                                                1,205,192


/s/ Allan I. Brown
----------------------------------------------
Name:  Allan I. Brown                                                              1,148,023


/s/ Gregory P. Shlopak                                                             1,192,999
----------------------------------------------
Name: Gregory P. Shlopak



THE SHLOPAK FOUNDATION                                                                84,401



By: /s/ Gregory P. Shlopak
    ------------------------------------------
Name: Gregory P. Shlopak
Title: Trustee



CYRK INTERNATIONAL FOUNDATION                                                         90,408



By: /s/ Patrick Brady
   -------------------------------------------
Name: Patrick Brady
Title: President, Chief Executive Officer and
       Chief Operating Officer



THE ERIC STANTON SELF-DECLARATION OF                                               1,148,023
REVOCABLE TRUST DATED MAY 11, 1990



By: /s/ Eric Stanton
    ------------------------------------------
Name: Eric Stanton
Title: Trustee